Item 77C - DWS International Equity Fund (a series of
DWS
Advisor Funds)

Registrant incorporates by reference to Proxy
Statement
filed on March 30,
2006 (Accession No. 0001193125-06-068230).
A Special Meeting of Shareholders (the
"Meeting") of
DWS International
Equity Fund (the "Fund") was held on May 5,
2006, at
the offices of
Deutsche Asset Management, 345 Park Avenue,
New
York, New York
10154. The meeting was adjourned and then
reconvened on June 1, 2006, at
which time the following matters were voted
upon by
the shareholders (the
resulting votes are presented below).
I.	Election of Board Members. ("Number
of
Votes" represents all funds
that are series of DWS Advisor Funds.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
439,214,704.469
3,753,093.585
Dawn-Marie
Driscoll
439,224,192.946
3,743,605.108
Keith R. Fox
439,230,602.032
3,737,196.022
Kenneth C.
Froewiss
439,255,986.088
3,711,811.966
Martin J. Gruber
439,184,395.908
3,783,402.146
Richard J. Herring
439,254,370.904
3,713,427.150
Graham E. Jones
439,202,833.057
3,764,964.997
Rebecca W. Rimel
439,229,633.088
3,738,164.966
Philip Saunders, Jr.
439,157,742.341
3,810,055.713
William N. Searcy,
Jr.
439,269,874.890
3,697,923.164
Jean Gleason
Stromberg
439,256,234.415
3,711,563.639
Carl W. Vogt
439,195,306.566
3,772,491.488
Axel Schwarzer
439,210,622.946
3,757,175.108





II.	Approval of Revised Fundamental
Investment
Restrictions on:
II-A.	Borrowing Money

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,571,533.775
90,562.108
108,033.926
1,587,252.000

II-B.	Pledging Assets

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,570,317.665
91,778.228
108,033.926
1,587,252.000

II-C.	Senior Securities

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,571,839.007
90,256.876
108,033.926
1,587,252.000

II-D.	Concentration

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,573,162.582
88,933.301
108,033.926
1,587,252.000

II-E.	Underwriting of Securities

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,573,027.972
89,067.911
108,033.926
1,587,252.000

II-F.	Real Estate Investments

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,571,062.249
91,033.634
108,033.926
1,587,252.000



II-G.	Commodities

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,570,433.336
91,662.547
108,033.926
1,587,252.000

II-H.	Lending

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,571,488.481
90,607.402
108,033.926
1,587,252.000

II-I.	Portfolio Diversification

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
4,571,637.742
90,458.141
108,033.926
1,587,252.000

III.	Approval of an Amended and Restated
Declaration of Trust.
("Number of Votes" represents all funds that are series of DWS
Advisor Funds.)

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
417,769,769.140
2,715,885.592
3,342,376.322
19,139,767.000

The Meeting was reconvened on July 27, 2006,
at
which time the following
matter was voted upon by the shareholders (the
resulting votes are presented
below):
IV.	Adoption of Amended and Restated
Rule 12b-1
Plan for Class C
shares.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
29,174.384
64.223
1,351.000
14,022.000


The Meeting was reconvened on August 31,
2006, at
which time the
following matter was voted upon by the
shareholders
(the resulting votes are
presented below):
IV.	Adoption of Amended and Restated
Rule 12b-1
Plan for Class B
shares1.

Number of Votes:
For
Against
Abstain
Broker Non-
Votes*
29,728.912
587.943
5,032.900
18,371.000


1	This proposal was not approved by the
shareholders.

*	Broker non-votes are proxies received
by the
Fund from brokers or nominees when the
broker or nominee neither has received
instructions
from the beneficial owner or other
persons entitled to vote nor has discretionary power to vote on a particular matter.



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